UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2016

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, on December 10, 2015, MagnaChip Semiconductor Corporation (the “Company”) and certain of its current and former officers and directors entered into a Memorandum of Understanding with the plaintiffs’ representatives to memorialize an agreement in principle to settle the consolidated securities class action lawsuit, Thomas, et al. v. MagnaChip Semiconductor Corp. et al., Civil Action No. 3:14-CV-01160-JST (the “Class Action Litigation”), pending in the United States District Court for the Northern District of California (the “Court”). On July 18, 2016, the Court issued an order preliminarily approving the proposed settlement. The proposed settlement releases all claims asserted against all defendants in the Class Action Litigation except for Avenue Capital Management II, L.P. and is more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2015. Among other things, the Court’s order provides for notice to be given to potential settlement class members, a period for opt outs and a final approval hearing to be held on November 21, 2016.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All forward-looking statements included in this report, including expectations about the final approval of the proposed settlement of the Class Action Litigation, may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, as well as the possibility that the Court may fail to approve the terms of the proposed settlement at the final approval hearing. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: July 21, 2016	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary